Registration No. ______________________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              STARCRAFT CORPORATION
             (Exact name of registrant as specified in its charter)

-------------------------------------------- -----------------------------------
                  Indiana                                 35-1817634
      (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                  Identification No.)
-------------------------------------------- -----------------------------------

                            1123 South Indiana Avenue
                              Goshen, Indiana 46526
               (address of Principal Executive Offices) (Zip Code)

                 STARCRAFT CORPORATION 1997 INCENTIVE STOCK PLAN
                              (Full title of plan)

                              Joseph E. Katona, III
                      Chief Financial Officer and Secretary
                              Starcraft Corporation
                            1123 South Indiana Avenue
                              Goshen, Indiana 46526
                     (Name and address of agent for service)

                                  574-534-7827
         (Telephone number, including area code, of agent for service.)

                                                    CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                              Proposed Maximum         Proposed Maximum
 Title of Securities         Amount to be      Offering Price         Aggregate Offering      Amount of Registration
   to be Registered          Registered         Per Share                  Price (1)                 Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, without
par value, and common         497,225(3)       $17.98 (4)              $8,940,105.50 (4)          $1,133.00 (5)
stock purchase rights(2)
----------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(c) and (h), on February 9, 2004, the average of the high and low price of the registrant's Common Stock on the Nasdaq SmallCap Market was $ 17.98.

(2) No additional consideration will be paid for the common stock purchase rights.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares as may be authorized in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from the payment of dividends or stock splits or certain other capital adjustments.

(4)  Estimated solely for the purpose of calculating the registration fee.

(5) This registration statement also includes a reoffer prospectus. Pursuant to Rule 416, no additional fee is required.

     Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                                EXPLANATORY NOTE

     Under Cover of this Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the 1933 Act. Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 497,225 "control securities" which may be issued, pursuant to the Starcraft Corporation 1997 Incentive Stock Plan.

                                     Part I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

     The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") will be sent or given to participants in the Starcraft Corporation 1997 Incentive Stock Plan (the "Plan"), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the 1933 Act.


                               REOFFER PROSPECTUS

                              STARCRAFT CORPORATION

                                497,225 Shares of

                         Common Stock, without par value


     We have issued or may issue the 497,225 shares of our common stock, without par value ("Common Stock"), offered hereby (the "Shares") to Kelly L. Rose,
David J. Matteson, Allen H. Neuharth, Jeffrey P. Beitzel, John M. Collins, Michael H. Schoeffler, Michael J. Starshak, Douglass C. Goad, G. Raymond Stults, David L. Stewart, Richard C. Anderson and Joseph E. Katona, III, who are herein collectively referred to as "Selling Shareholders." The Shares constitute "control securities." Pursuant to stock options which may be granted to the Selling Shareholders, we may issue 497,225 Shares under the Starcraft Corporation 1997 Incentive Stock Plan (the "1997 Incentive Plan"). Selling Shareholders may offer some or all of the Shares issued to them under the Incentive Plan for sale from time to time at prices and terms negotiated in individual transactions, in brokers transactions negotiated immediately prior to sale, or in a combination of the foregoing. We will not receive any proceeds from such sales. Selling Shareholders and any broker-dealers who participate in selling the Shares may be deemed "underwriters" as defined by the Securities Act of 1933, as amended (the "1933 Act"). Commissions paid or discounts or concessions allowed such broker-dealers, as well as any profit received on resale of the Shares by broker-dealers purchasing for their own accounts may be deemed to be underwriting discounts and commissions. Selling Shareholders or purchasers of the Shares will pay all discounts, commissions and fees related to the sale of the Shares. We have paid the costs of filing this registration statement with the Securities and Exchange Commission (the "Commission") and will pay the costs of registering or qualifying the Shares under the securities laws of any jurisdiction where such registration or qualification is necessary. We estimate that the expenses of this offering, which we will incur, including registration fees, legal fees, transfer agent fees and printing costs, but excluding underwriting discounts and commissions which shall be paid by Selling Shareholders, will not exceed $5,000.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE PURCHASE OF THESE SECURITIES INVOLVES SUBSTANTIAL RISK. SEE "RISK FACTORS" ON PAGE 1.

     The Selling Shareholders will be selling the Shares at the then prevailing market price for our Common Stock. Our Common Stock is traded on the Nasdaq SmallCap Market under the symbol "STCR." On February 9, 2004, the closing sale price of the Common Stock was $17.62.

     No person has been authorized in connection with any offering made hereby to give any information or to make any representation not contained in this prospectus. If any such information is given or any such representation made, the information or representation should not be relied upon as if authorized by us. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the Shares offered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy any of the Shares offered hereby in any jurisdiction where it is unlawful to make such an offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances imply that the information in this prospectus is correct any time subsequent to February 9, 2004.

     The date of this prospectus is February 9, 2004.

                                TABLE OF CONTENTS



Summary........................................................................1

Our Company....................................................................1

Risk Factors...................................................................1

Use of Proceeds................................................................4

Selling Shareholders...........................................................4

Plan of Distribution...........................................................5

Description of Securities to be Registered.....................................6

Incorporation of Certain Information by Reference..............................6

Available Information..........................................................6

Disclosure of Commission Position on Indemnification for Securities Act
   Liabilities.................................................................7

                                     SUMMARY


     This prospectus has been prepared in accordance with the requirements of form S-3 under the 1933 Act pursuant to General Instruction C of Form S-8 solely with regard to the resale of the Shares by the Selling Shareholders. Unless the context indicates otherwise, any of the terms "us," "we," "it" and "our" include and refer to Starcraft Corporation. Our principle executive offices are located at 1123 South Indiana Avenue, Goshen, Indiana 46526. Our telephone number is
(574) 534-7827.


                                   OUR COMPANY

     An Indiana corporation founded in 1990, we are a second-stage manufacturer of motor vehicles, primarily pick-up trucks and sport utility vehicles. Engaged in original equipment manufacturer ("OEM") automotive supply. We provide and install upfit appearance items on vehicles provided by and returned to the OEM.

     Our customer operates in the automotive industry. Substantially all of our OEM automotive supply sales are to one customer in the United States.

     Our shares currently are listed on the Nasdaq SmallCap Market under the symbol "STCR."

                                  RISK FACTORS


     An investment in our Common Stock is highly speculative and involves a high degree of risk. Therefore, you should carefully consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our Common Stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing. The following risk factors are interrelated and, consequently, investors should treat such risk factors as a whole.


Our operations could be adversely affected by unforeseen general operating contingencies.


     We may not be able to attract and retain employees with sufficient skills to conduct our operations efficiently and may from time to time be subject to work slow-downs or stoppages. We may also be adversely affected by delay or unavailability of supply of numerous component parts. We will not always be able to satisfy our capital requirements with internally generated funds and from time to time, need to rely on bank financing and other third party capital resources. There is no assurance that such resources will always be available to us. There likewise is no assurance as to the terms that will apply to any financing we may obtain in the future or to our ability to continue to comply with such terms over time.


Potential future business acquisitions could disrupt our business or prove to be unprofitable.


     We may be engaged in negotiations from time to time regarding prospective acquisitions of related businesses. Such acquisitions could be material to our operations and, if effected, could have a material effect on our financial condition or results of operations. There is no assurance as to when or whether we will be able to effect acquisitions, whether we will be able to generate requisite funding to effect such acquisitions, or as to the terms on which such acquisitions may be effected. We may have less experience manufacturing and marketing the products of a company we may acquire than we have in our current business. There is no assurance that such new acquisitions will be profitable.


Reduced gasoline availability and/or higher interest rates could adversely affect the demand for our products.


     A significant increase in the price of gasoline could reduce demand for our products because it would increase the cost of operating these products. Because many consumers finance their purchase of vehicles, the availability of financing and level of interest rates can affect a consumer's purchasing decision. A decline in general economic conditions or consumer confidence can be expected to affect our sales adversely.


The success of our business depends to a significant extent upon our OEM automotive supply sales to General Motors.

     All of our OEM automotive supply sales in 2003, 2002, and 2001 were to General Motors. To continue to compete effectively for GM's business we must continue to satisfy GM's pricing, service, technology and increasingly stringent quality and reliability requirements. While we intend to focus on retaining and winning GM's business, we cannot assure you that we will succeed in doing so. To the extent we do not maintain our existing level of business with GM, we will need to attract new customers. We cannot assure you that we will be successful in expanding our customer base. Our failure to do so could adversely affect our business. We operate under multiple long-term contracts with GM. Continued sales and growth of our business is subject to our ability to continue satisfactorily to perform and to obtain such contracts over time. Our failure to do so could adversely affect our business.

The cyclical nature of automotive production and sales, particularly GM's, could adversely affect our business.

     Our OEM automotive supply sales are directly impacted by the size of the automotive industry and GM's market share, particularly in the market for pick-up trucks and sport utility vehicles. Automobile production and sales are highly cyclical and depend on general economic conditions and other factors, including consumer spending and preferences. In addition, automotive production can be affected by labor relations issues, regulatory requirements, trade agreements and other factors. Further, GM periodically reduces production or closes plants for several months for model changeovers. During the fourth quarter of fiscal year 2000, one of our two manufacturing facilities was substantially shut down as a result of GM's model changeover. This adversely affected our fourth quarter results. The shut down continued through the second quarter of fiscal 2001. A decline in sales in the automotive market or in GM's automotive sales, or production cutbacks and plant shut downs for model changeovers by GM, could have an adverse impact on our sales and profits.

New regulations or failing to comply with applicable regulations could adversely affect our results of operations.


     We are subject to various foreign, Federal, state and local regulations. We must comply with certain Federal and state regulations relating to the disposition of hazardous wastes generated in our production processes. Our failure to comply with applicable regulations or changes in current regulations, including the adoption of new safety or environmental standards, could materially adversely affect our results of operations.


Competition may limit our growth and profitability.


     The OEM automotive supply business is highly competitive, with several large companies and units of major vehicle manufacturers competing in this market. We principally compete for business at the beginning of the sourcing process for vehicle models that vehicle manufacturers plan to introduce to the market in later years and upon redesign of existing vehicle models. Vehicle manufacturers rigorously evaluate suppliers on the basis of product quality, price, reliability, timeliness of delivery, technical expertise and customer service. There is no assurance we will be able to maintain our current competitive position in this market. Our future growth and productivity could be adversely affected if we are unable to successfully compete in the future.


Potential product liability claims could adversely affect our profitability.


     Like other automotive manufacturers, we may be subject to claims that our products caused or contributed to damage or injury sustained in vehicle accidents or may be required to recall products deemed unsafe. Any such claims in excess of our insurance coverage or material product recall expenses could adversely affect our financial condition and results of operations.


Voting control by management and anti-takeover provisions in our articles of incorporation could impede potential takeovers.


     The Selling Shareholders collectively control 58.9% of the shares of Common Stock. The voting power of their shares will likely enable them, acting together, to determine the outcome of elections of directors and other matters submitted for shareholder consideration. See "Selling Shareholders." Our articles of incorporation contain certain provisions which could be an impediment to a non-negotiated change in control, including provisions for the issuance of series of preferred stock with preferences determined by our Board of Directors without obtaining shareholder approval thereof. The Board of Directors is separated into three classes, serving staggered three-year terms. Such staggered terms could have the effect of delaying a change in a majority of the directors for up to two years, even if holders of a majority of the outstanding shares of Common Stock desired such a change. Further, Indiana law contains provisions that restrict the acquisition of control of us. These provisions, along with the effective voting control of our management, could impede potential merger transactions or block changes to our articles of incorporation, which could adversely affect the trading price of our stock.


We have never paid cash dividends on our Common Stock and do not intend to do so in the near future.


     We have not paid cash dividends on our Common Stock in the past and do not intend to pay any cash dividends to shareholders in the foreseeable future. We intend to retain earnings, if any, for use in the operation and expansion of our business. Any investor who purchases our Common Stock should not anticipate receiving any cash dividends on the Common Stock at any time in the foreseeable future. Payment of dividends is within the discretion of our Board of Directors and will depend, among other things, upon earnings, capital requirements, any financing agreement covenants and the financial condition of the Company.

Our Shareholder Rights Plan may make potential tender offers or takeover attempts more difficult.


     In August 1997, we adopted a Shareholder Rights Plan issuing one right for each outstanding share of Common Stock. Each right entitles the registered holder to purchase from us one share of Common Stock at $15 per share, subject to adjustment. The rights become exercisable if a person or group (other than certain related persons) acquires or announces a tender offer for prescribed percentages of our shares Common Stock or is declared an "adverse person" by our Board of Directors. In these events, each right holder may purchase shares of Common Stock with a value equal to twice the exercise price. Furthermore, if we engage in certain mergers or similar business combinations, a right holder may purchase shares of the acquiring company with a value of two times the purchase price of the right. The rights expire on August 12, 2007. These provisions could may make it difficult and expensive to pursue a tender offer, change in control or takeover attempt which our management opposes. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so.


The issuance of additional shares of our Common Stock will reduce the ownership and voting power of our shareholders.


     The exercise by the Selling Shareholders of all of the options which may be granted under the 1997 Incentive Plan would increase the amount of our outstanding Common Stock by 497,225 shares, or by approximately 5.56%. Potential investors should be aware that any such stock issuances may result in a reduction of the book value or market price of our outstanding shares of Common Stock. If these shares are issued from our authorized but unissued shares, such issuance will reduce the proportionate ownership and voting power of our existing shareholders. Further, if the Selling Shareholders retain the Shares they acquire upon their exercise of the options, their respective holdings of Common Stock, and the effective voting control that they currently collectively hold, would increase.


                                 USE OF PROCEEDS


     We will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Shareholders.


                              SELLING SHAREHOLDERS


     The Selling Shareholders may sell, from time to time, a total of up to 497,225 Shares issued pursuant to the 1997 Incentive Plan, to them pursuant to options or awards, if any, made to such persons under the Plan. The twelve Selling Shareholders are as follows.


         Kelly L. Rose          Director, Chairman, Assistant Secretary
         David J. Matteson      Director
         Allen H. Neuharth      Director
         Jeffrey P. Beitzel     Director, Co-Chief Executive Officer
         John M. Collins        Director
         Michael H. Schoeffler  Director, Co-Chief Executive Officer
         Michael J. Starshak    Director
         Douglass C. Goad       Director, Executive Vice President (Operations)
         G. Raymond Stults      Director
         David L. Stewart       Director
         Richard C. Anderson    Director, Executive Vice President (Engineering)
         Joseph E. Katona, III  Chief Financial Officer and Secretary

     The following table sets forth certain information regarding the beneficial ownership of Common Stock by the Selling Shareholders as of January 26, 2004, and the number of Shares being offered by this prospectus.



                                 Number of Shares                           Number of Shares
Name                               Beneficially                               Beneficially              Percentage
                                       Owned         Shares Covered       Owned After Offering        of Outstanding
                                     Prior to       By This Reoffer            Presuming               Shares After
                                    Offering(1)      Prospectus (7)    All Shares Offered Are Sold(7)  This Offer (7)
                                 ----------------    --------------   ---------------------------      --------------
Kelly L. Rose(2)(3)               1,815,447               (6)                     1,790,389                20.3%
David J. Matteson(3)                  9,225               (6)                         4,225                    *
Allen H. Neuharth(3)(4)               1,600               (6)                         1,600                    *
Jeffrey P. Beitzel(5)             1,079,140               (6)                     1,079,140                12.8%
John M. Collins(3)                   23,800               (6)                        18,800                    *
Michael H. Schoeffler(3)            229,025               (6)                       179,025                 2.1%
Michael J. Starshak(3)               13,000               (6)                             0                    *
Douglass C. Goad                  1,116,352               (6)                     1,116,352                13.2%
G. Raymond Stults(3)                 24,005               (6)                        19,005                    *
David L. Stewart (3)                 13,000               (6)                             0                    *
Richard C. Anderson               1,116,352               (6)                     1,116,352                13.2%
Joseph E. Katona, III                20,000               (6)                             0                    *
Participants in the 1997
Incentive Plan which may
include the persons named                             497,225                           ---
above.                                  ---                                                                  ---
                                 ----------------    --------------   ---------------------------      --------------
                                  5,460,946           497,225                     5,324,888                58.9%

_________________________

*indicates less than 1%

(1) Based upon information furnished by the respective Selling Shareholders. Under applicable regulations, shares are deemed to be beneficially owned by a person if he directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he has any economic interest with respect to the shares. Includes shares beneficially owned by members of the immediate families of the Selling Shareholders residing in their homes and also includes options that are exercisable within the next 60 days.

(2) Includes 105,000 shares owned by Mr. Rose's spouse, 26,722 shares held in a charitable foundation as to which Mr. Rose disclaims beneficial ownership.

(3) Includes the following shares subject to currently exercisable options granted under the Starcraft Corporation 1993 Stock Incentive Plan (the "1993 Incentive Plan") and/or the 1997 Incentive Plan (together with the 1993 Incentive Plan, the "Incentive Plans"): 391,250 shares subject to currently exercisable options held by Mr. Rose; 160,250 shares subject to exercisable options held by Mr. Schoeffer; 5,000, 8,150, 13,000, 13,000, 5,000 and 13,000 shares subject to currently exercisable options held respectively by each of Mr. Collins, Mr. Matteson, Mr. Neuharth, Mr. Stewart, Mr. Stults and Mr. Starshak.

(4)  Shares are held in trusts for the benefit of family members.

(5) Excludes 37,212 shares to be held after the Wheel to Wheel acquisition by an independent trustee for the benefit of members of Mr. Beitzel's immediate family.

(6) Number of shares subject to options to be issued under the 1997 Incentive Plan to the Selling Shareholders which, if issued, upon exercise, will be covered for resale pursuant to this prospectus is subject to awards that may be made under the 1997 Incentive Plan from time to time and, therefore, is not yet determinable.

(7) Includes the following shares subject to options already issued under the 1997 Incentive Plan: Mr. Rose (25,058), Mr. Matteson (5,000), Mr. Neuharth (13,000), Mr. Collins (5,000), Mr. Schoeffler (50,000), Mr. Starshak (13,000), Mr. Stults (5,000), Mr. Stewart (13,000) and Mr. Katona (20,000).


                              PLAN OF DISTRIBUTION


     Selling Shareholders may sell the Shares from time to time in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. Sales of Shares may be effected at the time of, and in connection with, the Selling Shareholder's exercise of options under which we issue such Shares to the Selling Shareholder. Selling Shareholders expect to employ brokers or dealers in order to sell the Shares. Brokers or dealers engaged by Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholders or from purchasers in amounts to be negotiated immediately prior to the sale, which commissions and discounts are not expected to deviate from usual and customary brokers' commissions. Neither we nor Selling Shareholders expect to employ, utilize or otherwise engage any finders to assist in the sales of the Shares.


     There is no assurance that Selling Shareholders will offer for sale or sell any or all of the Shares registered pursuant to this prospectus.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED


     We have the authority to issue 20,000,000 shares of Common Stock. As of January 26, 2004, there were 8,431,127 shares of our Common Stock issued and outstanding. The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of shares of Common Stock have no cumulative, conversion, preemptive, dividend or other subscription rights, and there are no redemption provisions applicable to the Common Stock.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     The following documents filed by us with the Commission are hereby incorporated herein by reference:


1.   Our Annual  Report on Form 10-K for the fiscal  year  ended  September  28,
     2003.

2. Our Quarterly Report on Form 10-Q for the fiscal quarter ended December 28, 2003.

3.   Our  Current  Report on Form 8-K filed with the  Commission  on January 20,
     2004.

4. All reports filed by us with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), since the end of the fiscal year ended September 28, 2003.

5. The description and specimen certificate of our Common Stock contained in our registration statement under the 1934 Act, including any amendment or report filed for the purpose of updating such description.


     Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Form S-8 have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


                              AVAILABLE INFORMATION


     We are subject to the reporting requirements of sections 13 and 15 (d) of the 1934 Act and, in accordance therewith, file reports and other information with the Commission. Such reports, proxy statements and other information we have filed can be inspected and copied at the public reference facilities maintained by the Commission in Washington D.C. at 450 Fifth Street, N.W., 20549, and at the following regional offices located at 26 Federal Plaza, Room 1100, New York, New York 10278; 219 Dearborn Street, Room 1228, Chicago,
Illinois, 60604; and at 410 Seventeenth Street, Suite 700, Denver, Colorado 80202. Copies of these materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.


     We will provide, without charge, to each person to whom a copy of this prospectus is delivered, upon the oral or written request of such person, a copy of any and all information incorporated by reference into this prospectus. Requests for such information may be directed to Joseph E. Katona, III, Starcraft Corporation, 1123 South Indiana Avenue, Goshen, Indiana 46526. We will furnish annual reports to our shareholders, which will contain financial statements audited by independent accountants, and such other reports as we may determine to furnish upon written request by each shareholder or as may be required by law.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES


     Article 10 of our Articles of Incorporation, pursuant to authority contained in the Indiana Business Corporation Law, provides for the indemnification of our officers and directors against expenses, judgments, settlements, penalties and fines that may be incurred by them in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they are made parties if they acted in good faith and in a manner they reasonably believed, in the case of conduct in their official capacity, was in our best interest and, in all other cases, was not opposed to our best interests and, with respect to any criminal action or proceeding, they either had reasonable cause to believe their conduct was lawful or no reasonable cause to believe their conduct was unlawful. Such indemnification is required in cases where the directors or officers are successful, on the merits or otherwise, in the defense of any claim, issue or matter.


     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or control person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the 1933 Act and we will be governed by the final adjudication of such issue.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Starcraft Corporation (the "Company" or "Starcraft") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement.

     (a) The Company's Annual Report on Form 10-K for the year ended September 28, 2003, filed with the Commission on December 15, 2003.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 28, 2003.

     (c) The Company's Current Report on Form 8-K filed on January 20, 2004.

     (d) The information set forth under the caption "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A, filed with the Commission on June 3, 1993, including any amendments or reports filed for the purpose of updating that description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement as of the date of filing such documents.

Item 4. Description of Securities

          Not applicable.

Item 5. Interests of Named Experts and Counsel

          Not applicable.

Item 6. Indemnification of Directors and Officers

     Chapter 37 of the Indiana Business Corporation Law, as amended ("IBCL"), authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with proceedings to which the officers or directors are made parties by reason of their relationships to the corporation. Officers and directors may be indemnified where they have acted in good faith, the action taken was not against the interests of the corporation, and the action was lawful or there was no reason or cause to believe the action was unlawful. Chapter 37 to the IBCL also requires every Indiana corporation to indemnify any of its officers or directors (unless limited by the articles of incorporation of the corporation) who were wholly successful on the merits or otherwise, in the defense of any such proceeding, against reasonable expenses incurred in connection with the proceeding. A corporation may also, under certain circumstances, pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding.

     The Articles of Incorporation of the Company provide that the officers and directors shall be indemnified and advanced expenses to the fullest extent permitted by the IBCL.

     The  Company  maintains   standard   directors'  and  officers'   liability
insurance.

Item 7. Exemption from Registration.

          Not applicable.

Item 8. Exhibits.

          The exhibits furnished with the Registration Statement are listed on page E-1.

Item 9. Undertakings

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date hereof (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Goshen, State of Indiana, on January 30, 2004.

                                        Starcraft Corporation


                                        By: /s/ Michael H. Schoeffler
                                           -------------------------------------
                                                Michael H. Schoeffler
                                                Co-Chief Executive Officer


Each person whose signature appears below authorizes Michael H. Schoeffler and Joseph E. Katona III, and each of them, to file one or more amendments
(including post-effective amendments) to the Registration Statement, which amendments may make such changes in the Registration Statement as either of them deems appropriate, and each such person hereby appoints Michael H. Schoeffler and Joseph E. Katona III, and each of them, as attorney-in-fact to execute in the name and on behalf of each person individually, and in each capacity stated below, any such amendment to the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                     Signature                                    Title                           Date

Principal Executive Officer:

/s/ Michael H. Schoeffler                          Co-Chief Executive Officer           January 30, 2004
--------------------------------
Michael H. Schoeffler

Principal Financial and Accounting Officer:

/s/ Joseph E. Katona, III                          Vice President and Chief Financial   January 30, 2004
--------------------------------
Joseph E. Katona, III                              Officer

A Majority of the Board of Directors:

/s/ Kelly L. Rose                                  Director                             January 30, 2004
--------------------------------
Kelly L. Rose


/s/ David J. Matteson                              Director                             January 30, 2004
--------------------------------
David J. Matteson


/s/ Allen H. Neuharth                              Director                             January 30, 2004
--------------------------------
Allen H. Neuharth


/s/ Jeffrey P. Beitzel                             Director                             January 30, 2004
--------------------------------
Jeffrey P. Beitzel


/s/ John M. Collins                                Director                             January 30, 2004
--------------------------------
John M. Collins


/s/ Michael H. Schoeffler                          Director                             January 30, 2004
--------------------------------
Michael H. Schoeffler


/s/ Michael J. Starshak                            Director                             January 30, 2004
--------------------------------
Michael J. Starshak


/s/ Douglass C. Goad                               Director                             January 30, 2004
--------------------------------
Douglass C. Goad


/s/ G. Raymond Stults                              Director                             January 30, 2004
--------------------------------
G. Raymond Stults


/s/ David L. Stewart                               Director                             January 30, 2004
--------------------------------
David L. Stewart


/s/ Richard C. Anderson                            Director                             January 30, 2004
--------------------------------
Richard C. Anderson

                                  EXHIBIT LIST

Number                                           Document

4.1 Article 6 - "Terms of Shares" and Article 9 - "Provisions for Certain Business Combinations" of the Registrant's Articles of Incorporation, as amended are incorporated herein by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ending December 28, 2003.

4.2 Article III - "Shareholder Meetings," Article VI - "Certificates for Shares" and Article VII - "Corporate Books and Records - Section 3" of the Registrant's Code of By-Laws, as amended are incorporated by reference to Exhibit 3.2 of the Registrant's Quarterly Report on Form 10-Q for the quarter ending December 28, 2003.

4.3 Rights Agreement, dated as of August 12, 1997, between Registrant and Harris Trust and Savings Bank, as Rights Agent. Incorporated by reference to the Registrant's 8-A filed September 9, 1997.

4.4 Starcraft Corporation 1997 Incentive Stock Plan, as amended, is incorporated herein by reference to Exhibit 10.4 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 28, 2003.

5 Opinion of Counsel as to the legality of the securities being registered.

23.1      Consent of Crowe Chizek and Company LLC.

23.2      Consent of Counsel is included in Exhibit 5.

24        Power of Attorney (incorporated into signature page).